UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 7, 2007 (March 2, 2007)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     America Service Group Inc.’s (the “Company”) wholly owned subsidiary, Prison Health Services (“PHS”), is a party to a contract (the “Contract”) to provide statewide medical services to the Alabama Department of Corrections (the “ADOC”). The Contract commenced on November 3, 2003 and had an initial expiration date of October 31, 2006, with two, one-year options to renew held by the ADOC. Prior to October 31, 2006, PHS and the ADOC had been negotiating an amendment to the Contract that would, among other things, extend the Contract through October 31, 2007 (the “Amendment”). As previously reported, due to the State of Alabama’s administrative process, the effectiveness of the Amendment was delayed, and the Commissioner of the ADOC, on October 31, 2006, declared an emergency affecting the health, safety and security of the state and issued an emergency contract to PHS on the same terms and conditions as set forth in the Amendment (the “Emergency Contract”).
     During the months of November and December of 2006 and January and February of 2007, PHS and the ADOC operated under the terms of the Emergency Contract, while the effectiveness of the Amendment awaited final State legislative and gubernatorial approval. The Amendment received all necessary approvals effective, the Company understands, on March 2, 2007. Accordingly, the Amendment was finally and fully effective as of that date. A copy of the Amendment was previously filed by the Company as Exhibit 10.2 to its Current Report on Form 8-K filed on November 6, 2006.
     As previously disclosed, the Amendment provides, among other things, for an annual base compensation in the amount of $56.2 million. It also provides that PHS shall have no financial responsibility for inmate health care services covered by the State of Alabama’s agreement with Blue Cross Blue Shield. The Amendment also limits PHS’ liability with respect to off site and specialty care services and certain medications.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     As the Company did not comply with, and does not expect to comply with, certain provisions of the Amended and Restated Revolving Credit and Security Agreement dated as of October 31, 2005, between the Company and CapitalSource Finance LLC (“CapitalSource”), relative to the Minimum EBITDA covenant as of December 31, 2006 and January 31, 2007, the Company requested, and on March 5, 2007 received, an executed waiver from CapitalSource Finance providing for a permanent waiver, subject to satisfaction of certain standard conditions, of such defaults and of CapitalSource’s ability to pursue any and all rights and remedies it may have with respect to the defaults.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date March 7, 2007	By:	/s/ Michael W. Taylor
Michael W. Taylor
Senior Vice President and Chief Financial Officer